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                               HALE AND DORR LLP
                              Counsellors At Law
                                60 State Street
                          Boston, Massachusetts 02109


                                                                     Exhibit 5.1
                                                                     -----------


                                        February 28, 1997


Banyan Systems Incorporated
120 Flanders Road
Westboro, MA 01581

        Re:   Non-Qualified Stock Option
              Common Stock Award
              --------------------------

Ladies and Gentlemen:

        We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,200,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), issued and issuable, respectively, pursuant to a common stock award and a non-qualified stock option granted by the Company to a certain recipient pursuant to a written employment agreement executed between the Company and such recipient.

        We have examined the Second Amended and Restated Articles of Organization of the Company, the By-Laws of the Company, as amended, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and such Shares, now issued and when issued in accordance with the terms of the non-qualified stock option, are and will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                        Very truly yours,

                                        /s/ Hale and Dorr
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                                        HALE AND DORR LLP